Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-221419, 333-219927, and 333-182642 on Form S-3 and Registration Statement Nos. 333-142271 and 333-211905 on Form S-8 of our report dated March 25, 2020, relating to the financial statements of Front Range Pipeline LLC appearing in this Amendment No. 2 to the Annual Report on Form 10-K of DCP Midstream, LP for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Houston, Texas
March 27, 2020